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                                                                Exhibit 10.6 (a)


                              SEPARATION AGREEMENT

            AGREEMENT made as of the 17th day of December, 1997 by and between NORTON MCNAUGHTON OF SQUIRE, INC., a New York corporation (the "Company"), and ANDREW MILLER ("Miller").

                             W I T N E S S E T H:

            WHEREAS, Miller and, the Company were parties to the Amended and Restated Employment Agreement dated as of November 4, 1993 (the "Employment Agreement"); and

            WHEREAS, the Employment Agreement expired by its terms effective as of November 4, 1997.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Term; Performance of Agreement.

            1.1 The Company agrees to retain Miller for, and Miller agrees to provide, any mutually agreed upon consulting services on a project-by-project basis for the period commencing on January 1, 1998 (the "Separation Date") and terminating on December 31, 2007 (the "Term").

            1.2 The parties hereto acknowledge that Miller will retain all options to purchase shares of common stock, $.01 par value, of Norton McNaughton, Inc. presently held by Miller, and that the terms and conditions of such options shall be governed by the Norton McNaughton, Inc. Stock Options Plan.

2. Consulting Services; Independent Contractor.

            2.1 During the Term, Miller shall provide any mutually agreed upon consulting services as shall be requested by the Board of Directors of the Company and agreed to by Miller, particularly with respect to management information systems matters. Subject to Miller's availability, Miller shall devote such time and attention to the performance of his duties and responsibilities hereunder as shall be necessary for the proper performance thereof.

            2.2 Miller shall perform any duties and responsibilities hereunder as an independent contractor. Nothing
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herein shall be deemed to create a partnership, joint venture or employment relationship between Miller and the Company.

            3. Consulting Fee. (A) For the period commencing on the Separation Date and ending on July 31, 1999, the Company shall pay Miller or his beneficiaries (as defined in Section 13 hereof), and Miller shall accept, a consulting fee at a rate of $320,000 per annum, payable periodically in accordance with the standard payroll practices of the Company. (B) During the remainder of the Term, the Company shall pay Miller, and Miller shall accept, a mutually agreed upon consulting fee, in a mutually agreed upon amount determined on a project-by-project basis by Miller and the Board of Directors of the Company.

            4. Medical Insurance. For the period commencing on the Separation Date until the earlier of either (i) July 31, 1999 or (ii) the date on which Miller obtains health insurance coverage through any employer offering health insurance coverage (the "Medical Insurance Term"), the Company agrees, at its expense, to provide Miller and his spouse coverage under the medical plans of the Company on the same terms and conditions (including the same Company-paid portions) that coverage is generally available to employees of the Company. In the event that the Company is unable to provide the coverage set forth in the preceding sentence during any month as a result of (a) a change of law or regulation which restricts the provision of coverage for persons who are not employees of the Company, (b) the failure by the Company's insurance carrier or plan to provide coverage for persons who are not employees of the Company or (c) a change in the cost of such coverage such that the cost to the Company to provide such coverage for any monthly period exceeds $500 per month, the Company shall not be obligated to provide such coverage under its medical plans and, during the Medical Insurance Term, shall reimburse Miller for any premiums paid by Miller for comparable medical coverage, provided that such reimbursement shall not exceed $500 per month during 1998 and $525 per month during 1999. In the event of an occurrence of an event described in clause (c) above, the Company shall notify Miller of such occurrence and, in lieu of reimbursing Miller as aforesaid, at Miller's option exercised promptly, if at all, the Company shall continue to provide coverage during the Medical Insurance Term to Miller and his spouse under its medical plans and Miller shall reimburse the Company on a monthly basis for the cost of such coverage in excess of $500 per month during 1998 and in excess of $525 per month during 1999.

            5. Disability and Life Insurance. (A) For the period commencing on the Separation Date until the earlier of either (i)
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July 31, 1999 or (ii) the date on which Miller obtains disability insurance coverage through any employer offering disability insurance coverage, the Company shall, at its expense, continue to provide Miller with coverage under the disability policies under which Miller was covered on December 15, 1997. (B) For the period commencing on the Separation Date until the earlier of either (i) July 31, 1999 or the date on which Miller obtains life insurance coverage through any employer offering life insurance coverage, the Company shall, at its expense, continue to provide Miller with coverage under the life insurance policy under which Miller was covered at the expense of the Company on December 17, 1997; provided that, in the event that the foregoing life insurance policy is transferable, the Company shall cooperate with Miller in the event that Miller desires to purchase the foregoing life insurance policy on the earlier to occur of such dates.

            6. Automobile. For the period commencing on the Separation Date until the earlier of either (i) July 31, 1999 or (ii) the date on which Miller obtains the use of an automobile through any employer offering such benefit, the Company shall pay all lease payments, the premiums for automobile insurance coverage, and standard maintenance and gas expenses for the 1997 Land Rover currently leased by the Company and used by Miller. After the earlier to occur of such dates, Miller shall return the automobile or be solely responsible for such lease payments, automobile insurance coverage, and standard maintenance and gas expenses.

            7. Computer. Subject to Section 9 of this Agreement, Miller shall be entitled to retain the personal computers used by him during his employment with the Company (the "P.C.'s"), one of which is located at Miller's office at the Company and one of which is located at Miller's residence.

            8. Termination of Employment; Release.

            8.1 Miller hereby resigns his position as an officer of the Company and each of its subsidiary and affiliate entities (collectively with the Company, the "Norton Companies") effective as of December 17, 1997, and the Company accepts said resignation.

            8.2 Miller's employment with the Norton Companies shall terminate on December 31, 1997 (the "Termination Date"), and thereafter Miller and the
Company shall have no further rights or obligations under the Employment Agreement. Notwithstanding the foregoing, and without limiting Sections 2 and 3 hereof, Miller agrees to remain available, from time to
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time as reasonably requested by the Company, during the month of January 1998 to assist the Company during a transition period.

            8.3 Miller acknowledges and agrees that the consulting arrangement contemplated by Section 2 of this Agreement, the consulting fee contemplated by
Section 3 of this Agreement and the benefits to Miller contemplated by Sections 4, 5, 6 and 7 of this Agreement exceed any benefit to which Miller is otherwise entitled and shall constitute consideration for the release of claims set forth in Section 8.4 of this Agreement and for the agreements set forth in Section 9 and 10 of this Agreement.

            8.4 In consideration of the payments and benefits to Miller set forth herein, Miller for himself and his heirs, administrators, successors and assigns releases the Company, Norton McNaughton, Inc., a Delaware corporation ("Norton"), and each of their respective subsidiary and affiliate entities, and its and their respective officers, directors and employees (collectively, the "Releasees"), from all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions and demands whatsoever, in law or equity, including, without limitation, all claims and rights under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the New York State Human Rights Law, the New York City Human Rights Law, the Americans with Disabilities Act, the Civil Rights Act of 1866 (42 U.S.C.
ss. 1981), the Civil Rights Act of 1991, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standards Act and the Employee Retirement Income Security Act of 1974, all as amended, including, but not limited to, the right to the payment of wages, vacation, pension benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, creed, religion, sex, pregnancy, marital status, sexual orientation, national origin, age, physical or mental handicap or disability, alienage/citizenship status or any other basis prohibited by law, which Miller ever had, now has or hereafter can, shall or may have against the Company, Norton or any of the other Releasees arising out of or relating to the Employment Agreement, Miller's employment or other relationship with the Company, Norton or any of the other Releasees, and the termination thereof, from the beginning of the world to the date of this Agreement, except for any liability or claim arising out of this Agreement. Miller agrees never directly or indirectly to commence or prosecute, or assist in the filing, commencement or prosecution of any action, proceeding or charge against the
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Company, Norton or any of the other Releasees with respect to the matters hereby released.

            8.5 The Company has advised Miller to consult with an attorney of his choosing prior to the signing of this Agreement, and Miller hereby represents and warrants to the Company that he has been offered an opportunity to consult with an attorney prior to the execution of this Agreement. Miller acknowledges that he was offered the opportunity to consider the waiver of claims under the Age Discrimination in Employment Act of 1967 for a period of twenty-one (21) days from the time that he received this Agreement, and was advised to review it with an attorney of his choice. Miller is further advised that he has seven (7) days after he signs this Agreement to revoke the waiver of any claims under the Age Discrimination in Employment Act of 1967 by notifying the Company in writing. The release of any claims under the Age Discrimination in Employment Act of 1967 will not become effective or enforceable until the seven (7) day period has expired.

            8.6 Miller expressly represents and warrants that he has carefully read and fully understands that this Agreement includes a general release of all claims, including all claims under the Age Discrimination in Employment Act of 1967, that he has had a full opportunity to review this Agreement with an attorney and that he has executed this Agreement voluntarily, without duress, coercion or undue influence and with such advice from his attorney as appropriate.

            8.7 The Company and Norton release and discharge Miller and his heirs, executors, administrators, assigns or agents from any and all claims arising in connection with the Employment Agreement, Miller's employment or other relationship with the Company, Norton or any of the other Releasees and the termination thereof, which the Company, Norton and any of the other Releasees ever had, now have or hereafter can, shall or may have against Miller for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, except for any liability or claim arising out of this Agreement.

            9. Confidential Information.

            9.1 Miller shall treat as confidential and not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). Miller has returned or will return to the Company on or before the Termination Date all confidential
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material, reports, files, memoranda, records, credit cards, cardkey passes, door and file keys, computer software and programs (including all software and programs loaded or otherwise electronically reproduced or stored on the P.C.'s), computer access codes, computer tapes, cassettes, diskettes, compact discs-read only memory (CD-ROM's), computer instruction manuals, and other physical or personal property which Miller has received in connection with his employment or other relationship with the Company or any of the other Norton Companies, and Miller has not retained and will not retain any copies, facsimiles, duplicates, reproductions or excerpts thereof.

            9.2 For the purposes hereof, the term "confidential material" shall mean all information heretofore or hereafter acquired by Miller in any way concerning the products, projects, activities, business or affairs of the Company, Norton and any of their subsidiary or affiliate entities (collectively, the "Company Group") or the agents, customers or suppliers of the Company or any member of the Company Group, including, without limitation, all information concerning trade secrets and the preparation of raw material for, manufacture of, or finishing processes utilized in the production of, the products or projects of the Company or any member of the Company Group or any improvements therein, all sales and financial information concerning the Company or any member of the Company Group, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such projects, and all information in any way concerning the products, projects, activities, business or affairs of the agents, customers or suppliers of the Company or any member of the Company Group which is furnished to Miller by the Company or any of its employees (current or former), agents, customers or suppliers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by Miller, (b) was available to Miller on a non-confidential basis prior to his employment with the Company or
(c) becomes available to Miller on a non-confidential basis from a source other than the Company or any of its agents, customers or suppliers, provided that such source is not bound by a confidentiality agreement with the Company or any of such agents, customers or suppliers.

            9.3 Neither Miller nor his representative(s) or attorney(s) will publish, publicize or disseminate, or cause to be published, publicized or disseminated, any information relating to this Agreement, including, without limitation, the amount or structure of the consideration that the Company has
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agreed to pay pursuant hereto or any information relating to the conclusion of
Miller's employment or other relationship with the Company, Norton or other member of the Company Group. This paragraph will not be construed to prevent Miller from describing his duties at the Company or Norton in connection with any effort to obtain employment. In addition, the provisions of this paragraph shall not prevent Miller from disclosing the information contained in this Agreement to his attorney(s) or accountant(s) whom he consults for the purpose of obtaining professional advice or services, so long as prior to any such disclosure, Miller advises such persons that such information is confidential and may not be disclosed by such person.

            10. Non-Disparagement. The parties agree that they will not make, or cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written), that disparages or is likely in any way to harm (whether or not intended to harm) the reputation or goodwill of the other or of any member of the Company Group or any of their respective directors, officers or employees.

            11. Equitable Relief: Jurisdiction; Waiver of Trial by Jury. (A) In the event of a breach or threatened breach by Miller of Sections 8, 9 or 10 of this Agreement, Miller hereby consents and agrees that the Company or other injured person shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining Miller from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by Miller under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. (B) The parties hereto hereby consent to the jurisdiction of the Federal courts located in the Southern District of New York and the state courts located in such District for any proceedings under this Agreement, including this Section 11.
(C) EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT, THE EMPLOYMENT AGREEMENT, MILLER'S EMPLOYMENT AND THE TERMINATION THEREOF, OR OTHER RELATIONSHIP BETWEEN THE PARTIES. (D) Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

            12. No Admission of Liability. By entering into this Agreement, neither Miller nor the Company admits to any violation of statute, law, regulation or ordinance, and each of Miller and the Company expressly denies committing any such violation.
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            13. Successors and Assigns. Miller may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of Miller from receiving any benefits set forth in this Agreement following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such benefits or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of the intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean the legal representative of Miller (in the event of his incompetency) or Miller's estate.

            14. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State.

            15. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto.

            16. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

            17. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by Federal Express or any other nationally recognized overnight courier service as follows:

            If to the Company:
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                           Norton McNaughton of Squire, Inc.
                           463 Seventh Avenue
                           New York, New York 10018
                           Attention: President
                           Telecopy No.: (212) 563-2766
                           Telephone No.: (212) 947-2960

            If to Miller:

                           Andrew Miller
                           27 Reynolds Lane
                           Katonah, New York 10536

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, telecopied or sent by Federal Express or any other recognized overnight courier service, and three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested.

            18. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.
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            19. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

            20. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

            21. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

            22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            23. Construction. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court by reason of such party having or being deemed to have drafted, devised or imposed such provision.

                                     * * *
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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                            NORTON MCNAUGHTON SQUIRE, INC.


                                            By: /s/ Peter Boneparth
                                               ----------------------
                                               Title: President


                                               /s/ Andrew Miller
                                               ----------------------
                                               Andrew Miller